SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14 of
the Securities Exchange Act of 1934

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Precision Optics Corporation, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRECISION OPTICS CORPORATION, INC.
22 East Broadway
Gardner, Massachusetts 01440

To the Stockholders:

The Board of Directors and Officers of Precision Optics Corporation, Inc. invite you to attend the 2004 Annual Meeting of Stockholders to be held Monday, November 29, 2004, at 10:00 a.m. at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts.

A copy of the Proxy Statement and the Company’s 2004 Annual Report to Stockholders are enclosed.

If you cannot be present at the meeting, please mark, date, and sign the enclosed proxy card and return it as soon as possible in the enclosed envelope.

Very truly yours,

/s/ Richard E. Forkey

RICHARD E. FORKEY President

PRECISION OPTICS CORPORATION, INC.
22 East Broadway
Gardner, Massachusetts 01440

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

November 29, 2004

The 2004 Annual Meeting of Stockholders of Precision Optics Corporation, Inc. (the “Company”) will be held on Monday, November 29, 2004, at 10:00 a.m. at the offices of Ropes & Gray LLP, Boston, Massachusetts, for the following purposes:

1.	To elect one Class II director to hold office for a three-year term and until his respective successor shall have been duly elected and qualified.

2.	To consider and act on a proposal to approve an Amended and Restated 1997 Incentive Plan of the Company.

3.	To transact any and all other business that may properly come before the meeting or any adjournment thereof.

All stockholders of record at the close of business on Thursday, September 30, 2004, are entitled to notice of and to vote at the meeting.

Stockholders are requested to sign and date the enclosed proxy and return it in the enclosed envelope. The envelope requires no postage if mailed in the United States.

By Order of the Board of Directors

/s/ Jack P. Dreimiller

Jack P. Dreimiller Clerk

November 1, 2004

PRECISION OPTICS CORPORATION, INC.
_________________

Annual Meeting of Stockholders
November 29, 2004
PROXY STATEMENT
___________________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement and form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Precision Optics Corporation, Inc., a Massachusetts corporation (the “Company”), for the 2004 Annual Meeting of Stockholders of the Company to be held on November 29, 2004, at 10:00 a.m. at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts, and any adjournments thereof, for the purposes set forth in the notice of meeting. The Company was incorporated in 1982, and its principal executive offices are at 22 East Broadway, Gardner, Massachusetts 01440 (telephone 978-630-1800). This Proxy Statement and form of proxy are first being distributed to stockholders on or about November 1, 2004.

Stockholders Entitled to Vote

As of September 30, 2004, the Company had outstanding 7,008,212 shares of Common Stock, $0.01 par value per share (the “Common Stock”). Each share of Common Stock entitles the holder of record thereof at the close of business on September 30, 2004 to one vote, in person or by proxy, on the matters to be voted upon at the meeting.

Voting Procedures

Consistent with Massachusetts law and the Company’s by-laws, the holders of a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the annual meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

If the enclosed form of proxy is properly signed and returned and not revoked, the shares represented thereby will be voted at the annual meeting. If the stockholder specifies in the proxy how the shares are to be voted, they will be voted as specified. If the stockholder does not specify how the shares are to be voted, such shares will be voted in favor of the proposals described in Proposal Number 1 and Proposal Number 2 below.

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Any stockholder has the right to revoke his or her proxy at any time before it is voted by: (1) attending the meeting and voting in person, (2) by filing with the Clerk of the Company a written instrument revoking the proxy or (3) delivering to the Clerk another newly executed proxy bearing a later date.

Required Vote

The election of the Class II director described in Proposal Number 1 requires a plurality of votes cast. Should the person so named below as nominee for the Board of Directors be unable or unwilling to serve as director, the persons named in the form of proxy for the annual meeting may, in their discretion, vote for such other person or may vote to fix the number of directors at such number less than four, as the Board of Directors may recommend.

The approval of the Amended and Restated 1997 Incentive Plan of the Company described in Proposal Number 2 requires the affirmative vote of a majority of the shares represented and entitled to vote at the meeting.

Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum, but will not be counted as votes properly cast for purposes of determining the outcome of voting on any matter. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for the particular item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange applicable to member firms, brokers (i) will have discretionary authority to vote shares held in their name for the election of directors even if they do not receive instructions from the beneficial owners, and (ii) will not have discretionary authority to vote shares held in their name for the approval of the Amended and Restated 1997 Incentive Plan.

Voting on Other Matters

At the date hereof, the Company’s management has no knowledge of any business other than that described in the notice for the annual meeting which will be presented for consideration at such meeting. If any other business should come before such meeting, the persons appointed by the enclosed form of proxy may, in their discretion, vote all such proxies in accordance with their own judgment. The persons appointed by the enclosed form of proxy also may, in their discretion, vote all proxies with respect to matters incident to the conduct of the meeting.

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Costs of Proxy Solicitation

The Company will bear all the costs of the solicitation of proxies. The Board of Directors may arrange with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for the reasonable out-of-pocket expenses incurred in so doing. In addition to the solicitation of proxies by use of the mails, the Company may use the services of some of its directors, officers, and regular employees (who will receive no compensation therefrom in addition to their regular salaries) to solicit proxies personally or by mail or telephone.

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PROPOSAL NUMBER 1. ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three classes that are as nearly equal in number as possible, with staggered terms of office. Only one class is elected each year. Each director serves a three year term and until his or her successor has been duly elected and qualified. The Board of Directors has fixed the number of directors at four. At the annual meeting it is intended that the Company’s Class II director (Joel R. Pitlor) be re-elected as a Class II director to hold office until the annual meeting of stockholders in 2007 and until his respective successor has been duly elected and qualified. The directors in Class I (Richard E. Forkey and Edward A. Benjamin) will hold office until the annual meeting of stockholders in 2006, and the director in Class III (Robert R. Shannon) will hold office until the annual meeting of stockholders in 2005 (and in each case, until their respective successors have been duly elected and qualified).

The names, ages, principal occupations for at least the last five years, and certain other information regarding the directors, including the nominee, are as follows:

Name and Year First Elected Director	Age	Principal Occupation; Directorships of Other Public Companies
Richard E. Forkey (1982)*	64	President, Chief Executive Officer, Treasurer and a director of the Company since founding the Company in 1982; Clerk of the Company from May 1983 to June 1990.

Edward A Benjamin (1990)*	66
Clerk of the Company from June 1990 to January 1998. Mr. Benjamin is a Trustee of the Board of Trustees of CDC Nvest Funds, AEW Real Estate Income Fund, and Loomis Sayles Funds and a Director of Coal, Energy Investments & Management, LLC. Mr. Benjamin was a partner in the law firm of Ropes & Gray LLP, Boston, Massachusetts, from 1969 to 1998.

Joel R. Pitlor (1990)	65
Since 1979, Mr. Pitlor has been President of J.R. Pitlor, a management consulting firm that provides strategic business planning, which Mr. Pitlor founded. Mr. Pitlor has provided business planning consultation to the Company since 1983. Mr. Pitlor is also a director of Uroplasty, Inc.

Robert R. Shannon (1990)*	72
Since 1969, Mr. Shannon has been a Professor at the Optical Sciences Center of the University of Arizona and Director of the Center from 1983 to July 1992. Mr. Shannon is also a Director of Aerospace Corporation.

_______________
* Directors whose terms do not expire this year.

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All of the stockholders holding shares of the Company’s Common Stock are entitled to cast one vote in person or by proxy for each share standing in their names and are entitled to elect one Class II director at the 2004 Annual Meeting. If a nominee is not available as a candidate when the election occurs, the persons named in the proxy may, in their discretion, vote for the election of such other person as the Board of Directors may designate or to reduce the number of directors correspondingly. The Company has no reason to believe that the nominee will not be available for election.

Board of Directors

During the fiscal year ended June 30, 2004, the Company’s Board of Directors held four meetings and acted by unanimous written consent on two occasions. Each director attended at least 75% of the meetings of the Board of Directors.

While the Company has no formal policy in place regarding board members’ attendance at annual meetings of stockholders, the Company encourages their attendance at such annual meetings. There were two members of the Board in attendance at the Company’s 2003 Annual Meeting of Stockholders.

Information as to ownership of the Company’s securities by the nominee for director is included under the heading “Security Ownership of Certain Beneficial Owners and Management.”

While the Board does not have standing nominating or compensation committees, it does have a standing Audit Committee.

Audit Committee

The Audit Committee of the Board of Directors is composed of Messrs. Benjamin and Shannon. The function of the Audit Committee is to provide assistance to the board of Directors in fulfilling its responsibility to the stockholders, potential stockholders and the investment community in respect of corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. The Audit Committee held five meetings during the fiscal year ended June 30, 2004 and acted by unanimous written consent on one occasion. Each of the Audit Committee members attended 100% of the meetings of the Audit Committee in the last year.

The Board of Directors has not made a determination as to whether any members of its Audit Committee qualify as an audit committee financial expert meeting the criteria set forth in Item 401(e) of Regulation S-B.

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Director Nomination Procedures

The Company believes that it is appropriate not to have a standing nominating committee because of the small size of the Board of Directors. The Board of Directors as a whole identifies and evaluates nominees for election to the Board of Directors. By having the Board of Directors as a whole consider and evaluate nominees, the Board of Directors weighs the input of all directors. Of the members of the Board of Directors, Messrs. Benjamin, Pitlor and Shannon would be considered independent according to Nasdaq’s listing standards governing nominating committees.

The process by which the Board of Directors considers nominees for membership on the Board of Directors is flexible and based, generally, on the directors’ assessment of the needs of the Company and the extent to which existing directors meet those needs. Factors considered by the Board of Directors in evaluating the suitability of a potential nominee may include, but not be limited to: business and management experience, familiarity with the Company’s industry and products, the ability to integrate with existing directors and management and the extent to which a potential nominee may satisfy applicable requirements such as independence or expertise requirements under the securities laws and Nasdaq Marketplace Rules.

The Board of Directors will consider director nominees recommended by stockholders. Such recommendations should include the name, age, address, telephone number, principal occupation, background and qualifications of the nominee and the name, address, and telephone number of and number of shares of Common Stock beneficially owned by the stockholder making the recommendation and should be sent to the Clerk of the Company at 22 East Broadway, Gardner, Massachusetts 01440. Such recommendations should be submitted to the Clerk of the Company prior to June 15 of the respective year in order to give the Company adequate time in order to consider the recommendations.

Director Compensation

The Company pays each director who is not also an employee of the Company $250 per Board or Committee meeting that the director attends and reimburses the director for travel expenses.

During the fiscal year ended June 30, 2004, the Company also issued, pursuant to its Amended and Restated 1997 Incentive Plan, stock options exercisable for a total of 834 shares of the Company’s Common Stock to each of Messrs. Benjamin, Pitlor, and Shannon. Each of these options is immediately exercisable at a price per share of $1.95.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THE NOMINEE DESCRIBED IN PROPOSAL NUMBER 1.

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PROPOSAL NUMBER 2. APPROVAL OF AMENDED AND RESTATED 1997 INCENTIVE PLAN

The Board of Directors has approved and proposes that stockholders approve certain amendments to the Precision Optics Corporation, Inc. Amended and Restated 1997 Incentive Plan (the "1997 Incentive Plan"). The primary purpose of further amending the 1997 Incentive Plan is to increase the total number of shares of Common Stock that may be issued under the 1997 Incentive Plan from 300,000 to 1,500,000. The proposed Amended and Restated 1997 Incentive Plan also changes the limit on the maximum number of shares that may be granted to any person from (a) 100,000 shares over the life of the Plan, to (b) 600,000 shares per year. The Board of Directors believes that approval of the 1997 Incentive Plan, as proposed to be amended, will advance the interests of the Company by continuing to provide eligible participants the opportunity to receive a broad variety of equity-based and cash incentives ("Awards"). As of November 1, 2004, 183,153 shares of Common Stock remained available for future Awards under the 1997 Incentive Plan.

Participation in Plan.

The grant of Awards under the Amended and Restated 1997 Incentive Plan to eligible participants is subject to the discretion of the plan administrator, which is currently the Board of Directors. The table below sets forth, as of the date of this proxy statement, the expectation of the Board with respect to the allocation of future awards under the 1997 Incentive Plan, including the grant to each non-employee director on the date of the 2004 Annual Meeting of stockholders of a stock option exercisable for 5,000 shares of Common Stock. Because the exercise price of each Award is determined at the time of grant, the dollar values of the potential Awards listed below are not determinable at this time. The following table sets forth information with respect to the potential allocation of options to purchase Common Stock to the executive officers named in the Summary Compensation Table, to all current executive officers as a group, to all non-executive directors as a group, and to all other employees as a group:

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Amended Plan Benefits
1997 Incentive Plan

Name and Position	Number of Units	Dollar Value
Richard E. Forkey, President, Chief Executive Officer, and Treasurer	373,600(1)	n/a(2)
Jack P. Dreimiller, Senior Vice President, Finance, Chief Financial Officer and Clerk	0	n/a(2)
All current executive officers as a group	373,600(1)	n/a(2)
All non-executive directors as a group	15,000(3)	n/a(2)
All non-executive officer employees as a group	994,553(4)	n/a(2)

__________________

(1)	Represents a future grant to Richard Forkey of options to purchase shares of Common Stock. The Board of Directors expects that up to approximately 30% of such options would vest immediately upon grant and that the remainder of such options would vest in increments based on the attainment by the Company of certain financial targets established by the independent members of the Board.

(2)	The dollar value of such Award or Awards is not determinable at this time.

(3)	Represents grants of Awards expected in connection with the 2004 Annual Meeting of Stockholders. Each non-employee director of the Company receives an option to purchase shares of Common Stock on the date of each annual meeting of stockholders.

(4)	Includes a future grant to Joseph Forkey of options to purchase 560,400 shares of Common Stock. The Board of Directors expects that up to approximately 30% of the options to be granted to Joseph Forkey would vest immediately upon grant and that the remainder of such options would vest in increments based on the attainment by the Company of certain financial targets established by the independent members of the Board. The Board of Directors expects that options granted to other employees would vest automatically in equal annual installments over four years.

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Summary of the 1997 Incentive Plan.

The following summary is a description of the 1997 Incentive Plan, as proposed to be amended, and is qualified in its entirety by reference to the full text of the 1997 Incentive Plan attached to this proxy statement as Appendix A. Terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the 1997 Incentive Plan.

Administration.  Subject to the terms of the 1997 Incentive Plan, the Administrator has authority to interpret the 1997 Incentive Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; and otherwise do all things necessary to carry out the purposes of the 1997 Incentive Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator shall exercise its discretion consistent with qualifying the Award for such exception.

Eligibility and Participation.    In general, the Administrator will select participants in the 1997 Incentive Plan from among key employees of the Company and its affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company or its affiliates. The Administrator also has discretion to include as participants in the 1997 Incentive Plan members of the Company's Board of Directors and other persons who provide services to the Company or its affiliates. As of September 30, 2004, approximately 40 persons were eligible to receive Awards under the 1997 Incentive Plan, including the Company's two executive officers and three non-employee directors. The maximum number of shares for which stock options may be granted to any person, the maximum number of shares subject to stock appreciation rights granted to any person, and the aggregate maximum number of shares of Stock which may be delivered to any person pursuant to Awards that are not stock options or stock appreciation rights are each limited to 600,000 shares per year under the 1997 Incentive Plan. In addition, no more than $2 million may be paid to any individual with respect to any annual cash performance-based bonuses and no more than $2 million in cash performance-based bonuses may be paid to any individual with respect to multi-year performance periods ending in the same year. No Award constituting an incentive stock option within the meaning of Section 422 of the Internal Revenue Code (an "ISO") may be granted under the 1997 Incentive Plan after September 15, 2007, but ISO Awards previously granted may extend beyond such date.

Types of Awards.    The Administrator, in its discretion, may award (i) options to purchase Common Stock, (ii) stock appreciation rights, (iii) restricted or unrestricted Stock, (iv) promises to deliver Common Stock or other securities in the future, (v) convertible securities, (vi) cash bonuses, and (vii) cash bonuses or loans to help defray the costs of the foregoing Awards.

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Performance Criteria.    Awards under the 1997 Incentive Plan may be conditioned upon satisfaction of specified performance criteria. In the case of any such Award that is intended to qualify for exemption from the deduction limitation rules of Section 162(m) of the Internal Revenue Code (an "Exempt Award"), the criteria used in connection with the Award shall be one or any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; gross margin; inventory level or turns; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; or other objective operating contributions; or (ii) acquisitions or divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; or other transactions that involve a change in the equity ownership of the Company. A Performance Criterion measure and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. In the case of an Exempt Award, the administrator will preestablish the particular performance goals in writing no later than 90 days after the commencement of the period of service to which the performance relates (or earlier if so required under applicable regulations) and will certify prior to payment whether the performance goal or goals have been attained. If the performance goal with respect to an Exempt Award is not attained, no other Award shall be provided in substitution. To date, the Company has not granted any Exempt Awards.

Rules Applicable to Awards.    Neither ISOs nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Awards requiring exercise) may be exercised only by the Participant. The Administrator may determine the time or times at which an Award will vest or become exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, immediately upon the cessation of the Participant's Employment, an Award requiring exercise will cease to be exercisable and will terminate, and all other Awards to the extent not already vested will be forfeited with certain exceptions, which are enumerated in the 1997 Incentive Plan.

Stock Options.    The Administrator will determine the exercise price, if any, of each Award requiring exercise. Unless the Administrator determines otherwise, each stock option will have an exercise price not less than the fair market value of the Stock subject to the stock option, determined as of the date of grant. A stock option intended to be an ISO granted to a person who owns (or by application of attribution rules is deemed to own) more than 10% of the total combined voting power of all classes of stock of the Company will have an exercise price equal to 110% of such fair market value. Options awarded under the 1997 Incentive Plan will not be ISOs except as expressly provided otherwise.

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Effect of Certain Transactions.    In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of a majority of the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets or a dissolution or liquidation of the Company, all outstanding Awards requiring exercise will cease to be exercisable, and all other Awards to the extent not fully vested (including Awards subject to performance conditions not yet satisfied or determined) will be forfeited, as of the effective time of such transaction; provided, however, that immediately prior to the consummation of such a transaction, the vesting or exercisability of Awards shall be accelerated unless, in the case of any Award, the Administrator provides for one or more substitute or replacement awards from, or the assumption of existing Awards by, the acquiring entity (if any) or its affiliates.

Equitable Adjustment.    In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the 1997 Incentive Plan, to the maximum share limits under the 1997 Incentive Plan, to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, to any exercise prices relating to Awards, and to any other provision of Awards affected by such change. In connection with the one-for-six reverse split of the Company's Common Stock that was consummated on January 29, 2003, the Administrator made such adjustments accordingly. The Administrator also may make such adjustments to take into account other distributions or events, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the 1997 Incentive Plan and to preserve the value of Awards; provided, however, that no such adjustment shall be made to the maximum share limits, or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m), except to the extent consistent with that exception.

Amendment.    Subject to the Administrator's obligation to exercise its discretion consistent with qualifying Awards for the performance-based exception under Section 162(m) if such Awards are intended to so qualify, the Administrator may at any time or times amend the 1997 Incentive Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the 1997 Incentive Plan as to any further grants of Awards, provided that, except to the extent expressly required or permitted by the 1997 Incentive Plan, no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the 1997 Incentive Plan to continue to qualify under Section 422 of the Internal Revenue Code or for Awards to be eligible for the performance-based exception under Section 162(m).

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Other Compensation.    The existence of the 1997 Incentive Plan and the grant of Awards will not affect the Company's right to pay other bonuses or compensation in addition to Awards under the 1997 Incentive Plan.

Price of Common Stock.    The closing price of the Company's Common Stock on the NASDAQ SmallCap Market on October 26, 2004 was $0.78.

Certain Federal Income Tax Consequences.

The following discussion summarizes certain federal income tax consequences of the issuance and exercise of stock options awarded under the 1997 Incentive Plan and is based on the law as in effect on September 30, 2004. The summary does not address all federal tax consequences, nor does it cover state, local or non-U.S. tax consequences.

In general, a participant realizes no taxable income on either the grant or the vesting of a stock option. The exercise of an option that does not qualify as an ISO results in ordinary income (generally subject to withholding if the option was awarded to an Employee) equal to the difference (the "Option Spread") between the value of the stock purchased and the option exercise price. A corresponding deduction is available to the Company. In general, the ordinary income associated with the exercise is measured and taken into account at the time of exercise. Any subsequent sale of stock purchased under a nonstatutory option may result in a capital gain or loss.

The exercise of an ISO does not produce ordinary taxable income. However, because the Option Spread constitutes "alternative minimum taxable income" (measured and taken into account, in general, at the time of exercise), exercise of an ISO may result in an alternative minimum tax liability. In addition, shares purchased under an ISO ("ISO Shares") are subject to special tax holding rules. If a participant holds on to ISO Shares for at least two years from the date of the ISO grant and at least one year after exercise, any gain or loss recognized for tax purposes upon a subsequent sale of the shares will be a long-term capital gain or loss. However, a disposition of ISO Shares by the participant within either of these special holding periods (a so-called "disqualifying disposition") results in ordinary compensation income in the year of the disposition equal, in general, to the Option Spread at the time the option was exercised. The ordinary income realized upon a disqualifying disposition of ISO Shares is deductible to the Company but is not subject to withholding. Any additional gain recognized for tax purposes in a disqualifying disposition will be taxed as short-term or long-term capital gain.

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An ISO that is exercised by the participant more than three months following termination of employment (one year, if termination occurred by reason of total and permanent disability) is treated for tax purposes as a nonstatutory option. ISOs granted to a participant under the 1997 Incentive Plan (together with ISOs granted to the participant after 1986 under any other plans of the Company and certain affiliates) are also treated as nonstatutory options to the extent that, in the aggregate, they first become exercisable in any calendar year for shares of Stock having a fair market value (determined at time of grant) in excess of $100,000.

Under Section 162(m) of the Code, in general, the deduction a public corporation may claim for remuneration in any year to the corporation's chief executive officer or any of its other four top officers (ranked by pay) is limited to $1,000,000. Stock-option related deductions are, in general, subject to this limit. An exception to the $1,000,000 deduction limit applies to certain qualified performance-based compensation, including compensation under certain stock options, but the exception is not available with respect to an award unless, among other requirements, the award is made by a committee of the Board of Directors of the corporation consisting solely of two or more "outside directors" (as defined). As the Board of Directors of the Company is currently constituted, awards under the 1997 Incentive Plan would not satisfy this requirement. The Board of Directors would therefore be required to become qualified for Section 162(m) purposes before the performance-based exception would apply to awards made pursuant to the 1997 Incentive Plan.

Under the so-called "golden parachute" provisions of the Code, certain Awards vested or paid in connection with a change of control of the Company may also be non-deductible to the Company and may be subject to an additional 20% federal excise tax. Non-deductible "parachute payments" will in general reduce the $1 million limit on deductible compensation under Section 162(m) of the Code, to the extent such limit is applicable to remuneration paid under the 1997 Incentive Plan or otherwise.

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR THE AMENDED AND RESTATED 1997 INCENTIVE PLAN DESCRIBED IN PROPOSAL NUMBER 2.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of its existing equity compensation plans as of June 30, 2004, including, but not limited to, the 1989 Stock Option Plan and the 1997 Incentive Plan:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity Compensation Plans approved by Stockholders	131,953		$11.79	183,153	(1)

Equity Compensation Plans not approved by Stockholders	9,168	(2)(3)(4)	$8.08	N/A
	141,121		$11.55	183,153
_____________

(1)  Includes 183,153 shares of Common Stock available for future grants under the Company’s 1997 Incentive Plan. No shares are available for future grants under the Company’s 1989 Stock Option Plan.

(2)  Includes 2,500 shares of Common Stock issuable upon exercise of outstanding options granted to Mr. Benjamin in connection with his service on the Board of Directors. These options may be exercised at a price of $8.25 per share and expire on December 15, 2004.

(3)  Includes 2,500 shares of Common Stock issuable upon exercise of outstanding options granted to Mr. Shannon in connection with his service on the Board of Directors. These options may be exercised at a price of $8.25 per share and expire on December 15, 2004.

(4)  Includes 4,168 shares of Common Stock issuable upon exercise of outstanding options granted to Werner Thiel in connection with his service as a consultant to the Company. Options exercisable for 3,334 shares may be exercised at a price of $7.78125 and expire on July 13, 2005. Options exercisable for 834 shares may be exercised at a price of $8.25 and expire on December 15, 2004.

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EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The Company’s executive officers and significant employees as of June 30, 2004 were as follows:

Name	Age	Offices
Executive Officers
Richard E. Forkey	64	President, Chief Executive Officer, Treasurer

Jack P. Dreimiller	56	Senior Vice President, Finance, Chief Financial Officer and Clerk

Significant Employee

Joseph N. Forkey	36	Chief Scientist

Mr. Forkey has been the President, Chief Executive Officer, Treasurer, and a director of the Company since he founded the Company in 1982. He was the Clerk of the Company from May 1983 to June 1990.

Mr. Dreimiller has been Senior Vice President, Finance and Chief Financial Officer since April 1992 and Clerk since January 1998.

Dr. Joseph N. Forkey, son of Richard E. Forkey, has been Chief Scientist since September 2003. Since then he has been involved in general technical and management activities of the Company, as well as investigations of opportunities that leverage the Company’s newly developed technologies. Dr. Forkey holds B.A. degrees in Mathematics and Physics from Cornell University, and a Ph.D. in Mechanical and Aerospace Engineering from Princeton University. Prior to joining the Company, Dr. Forkey spent seven years at the University of Pennsylvania Medical School as a postdoctoral fellow and research staff member.

15

COMPENSATION AND OTHER MATERIAL TRANSACTIONS
Executive Compensation

Summary Compensation Table

The following table sets forth all compensation for the last three completed fiscal years awarded to, earned by, or paid to the Company’s Chief Executive Officer at June 30, 2004 and the executive officers during the fiscal year ended June 30, 2004 whose total annual salary and bonuses for the fiscal year ended June 30, 2004 exceeded $100,000 for all services rendered in all capacities to the Company and its subsidiaries (the “Named Executive Officers”).

		Annual Compensation			Long Term Compensation
					Awards	Payouts
Name and Principal Position at Fiscal Year End	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (Number)	All Other Compensation ($)
Richard E. Forkey President, Chief Executive Officer & Treasurer	2004 2003 2002	195,000 195,000 195,000	-0- -0- -0-	9,250(1) 12,250(1) 12,250(1)	-0- -0- -0-	6,692(2) 6,692(2) 6,692(2)
Jack P. Dreimiller Senior Vice President Finance, Chief Financial Officer & Clerk	2004 2003 2002	164,611 164,611 162,499	-0- -0- -0-	2,406(3) 3,166(3) 3,187(3)	-0- -0- 667	2,025(4) 2,025(4) 2,025(4)

(1)	Includes $9,250 for car expense for each of 2004, 2003, and 2002.
(2)	Represents premiums for a life insurance policy and a disability insurance policy.
(3)	Represents Company’s matching contribution to Profit Sharing Plan.
(4)	Represents premiums for a life insurance policy.

Option Grants in Last Fiscal Year

There were no individual grants of stock options made by the Company during the fiscal year ended June 30, 2004 to its Named Executive Officers.

16

Aggregated Option Exercises in Last Fiscal Year and Fiscal
Year-End Option Values

The following table summarizes for each of the Named Executive Officers (i) the total number of shares received upon exercise of stock options during the fiscal year ended June 30, 2004, (ii) the aggregate dollar value realized upon such exercise, (iii) the total number of unexercised options, if any, held at June 30, 2004 and (iv) the value of unexercised in-the-money options, if any, held at June 30, 2004. In-the-money options are options where the fair market value of the underlying securities exceeds the exercise or base price of the option. The aggregate value realized upon exercise of a stock option is the difference between the aggregate exercise price of the option and the fair market value of the underlying stock on the date of exercise. The value of unexercised, in-the-money options at fiscal year-end is the difference between the exercise price of the option and the fair market value of the underlying stock on June 30, 2004, which was $1.20 per share. With respect to unexercised, in-the-money options, the underlying options have not been exercised, and actual gains, if any, on exercise will depend on the value of the Company’s Common Stock on the date of exercise.

Fiscal-Year-End Option Values
Value of Unexercised
			Unexercised Options at Fiscal-Year-End		In-the-Money Options at Fiscal Year End ($)
Name	Shares Acquired on Exercise (Number)	Value Realized ($)	Exercisable (Number)	Unexercisable (Number)	Exercisable (Number)	Unexercisable (Number)

Richard E. Forkey	-0-	-0-	-0-	-0-	-0-	-0-
Jack P. Dreimiller	-0-	-0-	17,168	167	-0-	-0-

Long Term Incentive Plans - Awards in Last Fiscal Year

The Company made no awards under any long term incentive plan in the fiscal year ended June 30, 2004.

Employment Contracts and Termination of Employment Arrangements

The Company has no employment contracts in place with any Named Executive Officer. The Company has no compensatory plan or arrangement with respect to any Named Executive Officer where such plan or arrangement will result in payments to such Named Executive Officer upon or following his resignation, or other termination of employment with the Company and its subsidiaries, or as a result of a change-in-control of the Company or a change in the Named Executive Officers’ responsibilities following a change-in-control.

17

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended June 30, 2004 and Forms 5 and amendments thereto furnished to the Company with respect to such fiscal year, no person required to file reports under Section 15(a) of the Securities Exchange Act of 1934 failed to file such reports on a timely basis during or with respect to such fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has an arrangement with J.R. Pitlor (“J.R. Pitlor”), a company wholly owned by Mr. Pitlor, a Director of the Company, under which Mr. Pitlor provides consulting services to the Company for a fee currently not to exceed $2,000 a month. These consulting services consist primarily of advice regarding marketing, strategic planning and other general business issues. Either party may terminate this arrangement at will. The Company paid or accrued to J.R. Pitlor for consulting services aggregate fees of $24,000 for fiscal year 2003 and $24,000 fiscal year 2004.

The Company leases its facility in Gardner, Massachusetts from Equity Assets, Inc. (“Equity”), a company wholly owned by Mr. Forkey, the President, Chief Executive Officer and Treasurer and a Director of the Company. The Company is currently a tenant-at-will, paying rent of $9,000 per month.

The Company has paid legal fees to Ropes & Gray LLP, a law firm of which Mr. Benjamin, a Director of the Company, is a retired partner, of approximately $144,000 for fiscal year 2003 and $170,000 for fiscal year 2004.

18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the Company’s Common Stock owned as of the close of business on September 30, 2004, the record date for the 2004 Annual Meeting, by the following persons: (i) each person who is known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each of the Company’s directors and nominees for director who beneficially owns the Company’s or its subsidiaries’ Common Stock, other than directors’ qualifying shares, (iii) each of the Company’s Named Executive Officers who beneficially own the Company’s or its subsidiaries’ Common Stock and (iv) all executive officers and directors, as a group, who beneficially own the Company’s or its subsidiaries’ Common Stock. The information on beneficial ownership in the table and footnotes thereto is based upon data furnished to the Company by, or on behalf of, the persons listed in the table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
David M. Greenhouse C/O Special Situations 153 East 53rd Street, New York, NY 10022	2,116,997 (3)	30.21%

Austin W. Marxe C/O Special Situations 153 East 53rd Street, New York, NY 10022	2,122,001 (5)	30.26%

Jeffrey Thorp 535 Madison Avenue 7th Floor, New York, New York 10022	693,389	9.89%

Fred Sager 26 Woodedge Drive, Dix Hills, NY 11746	477,578	6.81%

Directors and Executive Officers
Edward A. Benjamin* C/O Precision Optics Corporation 22 East Broadway, Gardner, MA 01440	31,940 (4)	**

Richard E. Forkey* C/O Precision Optics Corporation 22 East Broadway, Gardner, MA 01440	315,378	4.50%

Joel R. Pitlor* 75 Cambridge Parkway, Cambridge, MA 02142	168,797 (6)	2.41%

Robert R. Shannon* 7040 E. Taos Place, Tucson, AZ 85715	15,007 (4)	**

Jack P. Dreimiller C/O Precision Optics Corporation 22 East Broadway, Gardner, MA 01440	41,725 (7)	**

All executive officers and directors as a group, including those named above (5 persons)	572,847 (8)	8.12%
* Director ** The percentage of shares beneficially owned by such person does not exceed one percent of the Company’s Common Stock.

19

(1)	Represents shares with respect to which each beneficial owner listed has or will have, upon acquisition of such shares upon exercise or conversion of options, warrants, conversion privileges or other rights exercisable within sixty days, sole voting and investment power.

(2)	Percentages are calculated on the basis of the amount of outstanding Common Stock plus, for each person or group, any securities that such person or group has the right to acquire within sixty days pursuant to options, warrants, conversion privileges or other rights.

(3)	Represents (i) 645,700 shares owned of record by Special Situations Technology Fund II, L.P. (“SSTF II”); (ii) 1,428,962 shares owned of record by Special Situations Fund III, L.P. (“SSF III”); (iii) 2,220 shares owned of record by Special Situations Technology Fund, L.P. (“SSTF”); and (iv) 40,115 shares owned of record by Special Situations Cayman Fund, L.P. (“SSCF”). SSTF II, SSF III, SSTF and SSCF are affiliated investment funds. David Greenhouse and Austin Marxe are principals of the investment funds and their respective investment advisers, MGP Advisers Limited Partnership, SST Advisers, L.L.C. and AWM Investment Company, Inc.

(4)	Includes 11,671 shares which may be acquired within sixty days upon the exercise of outstanding stock options.

(5)	Includes (i) 2,116,997 shares owned by certain affiliated investment funds of which Mr. Marxe is a principal (see footnote (3) above) and (ii) 5,004 shares which may be acquired within sixty days upon exercise of outstanding stock options awarded to Mr. Marxe personally in his former capacity as a Director of the Company.

(6)	Includes 4,378 shares which may be acquired within sixty days upon the exercise of outstanding stock options.

(7)	Includes 17,168 shares which may be acquired within sixty days upon the exercise of outstanding stock options.

(8)	Includes 44,888 shares which may be acquired within sixty days upon the exercise of outstanding stock options.

20

INDEPENDENT PUBLIC ACCOUNTANTS

Independent Public Accountants

KPMG LLP has been selected to serve as independent auditors of the Company for the fiscal year ending June 30, 2005 and also served as the principal accountants of the Company for the fiscal year ended June 30, 2004. A representative of KPMG LLP is expected to be present at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if such representative so desires.

Audit Fees

The aggregate fees billed or estimated to be billed for professional services rendered by the Company’s independent auditors for the audit of the Company’s annual financial statements for the fiscal years ended June 30, 2004 and 2003 and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-QSB for each such fiscal year were $98,494 and $86,240, respectively.

Financial Information Systems Design and Implementation

The Company’s independent auditors did not perform any financial information systems design or implementation work for the Company during the fiscal years ended June 30, 2004 or 2003.

All Other Fees

The aggregate fees billed for non-audit-related tax services rendered by the Company’s independent auditors for the years ended June 30, 2004 and 2003 were $10,000 and $10,975, respectively.

Audit Committee Pre-Approval Policies

The Audit Committee has not established pre-approval policies and procedures that would permit engagement of accountants to render audit or non-audit services without prior approval of the Audit Committee. As a result, all engagements of the independent auditors to render any services, whether they would be deemed audit or non-audit services, require pre-approval of the Audit Committee. No audit, review or attest services were approved in accordance with Section 2-01(c)(7)(i)(C) of Regulation S-X during the fiscal year ended June 30, 2004.

21

AUDIT COMMITTEE REPORT

The Audit Committee is composed of Messrs. Benjamin and Shannon, each of whom is “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Board of Directors has adopted a written charter for the Audit Committee.

The Audit Committee has submitted the following report:

The Audit Committee has reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended June 30, 2004, and has discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61). SAS 61 requires independent auditors to communicate to the Audit Committee various matters, including, if applicable: (1) methods used to account for certain unusual transactions; (2) the effect of certain accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (3) the process used by management in formulating certain accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates and (4) disagreements with management over the application of accounting principles and certain other matters. The Audit Committee has received the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (requiring auditors to make written disclosures to, and to discuss with, the Audit Committee, various matters relating to the auditor’s independence), has discussed with the accountants their independence and has considered whether the provision of non-audit services by the accountants is compatible with maintaining that independence. Based on the foregoing and further review and discussion, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004 for filing with the Securities and Exchange Commission.

Edward A. Benjamin
Robert R. Shannon

22

CORPORATE CODE OF ETHICS AND CONDUCT

The Company’s Board of Directors has adopted a Corporate Code of Ethics and Conduct applicable to all of its employees, officers and directors. The Code has been filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2004.

STOCKHOLDER COMMUNICATIONS

 Stockholders may send communications to the Board of Directors or to specified directors by mailing such communications to the Clerk of the Company at 22 East Broadway, Gardner, Massachusetts 01440. All such correspondence should identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or only specified directors. Any stockholder communication sent to the Board of Directors will be forwarded to the Board without screening.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for inclusion in the 2005 Proxy Statement and form of proxy relating to that meeting provided they are received by the Clerk of the Company no later than June 15, 2005 and are otherwise in compliance with applicable Securities and Exchange Commission regulations.

If a stockholder who wishes to present a proposal at the Company’s 2005 Annual Meeting that will not be included in the Company’s proxy statement for such Annual Meeting fails to notify the Company of his or her desire to do so by August 31, 2005, then the proxies that the Board of Directors solicits for the 2005 Annual Meeting will include discretionary authority to vote on the stockholder’s proposal, if such proposal is properly brought before the meeting.

23

Appendix A
PRECISION OPTICS CORPORATION, INC.

1997 INCENTIVE PLAN

[Pending Stockholder Approval, to be Amended and Restated as of November 29, 2004]

1.     DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.     PURPOSE

The Plan has been established to advance the interests of the Company by giving selected Employees, directors and other persons (including both individuals and entities) who provide services to the Company or its Affiliates equity-based or cash incentives through the grant of Awards.

3.     ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator shall exercise its discretion consistent with qualifying the Award for such exception. The Administrator may delegate to senior management the authority to grant Awards, other than Awards to the President.

4.     LIMITS ON AWARDS UNDER THE PLAN

        a.    Number of Shares.    A maximum of 1,500,000 shares of Stock may be delivered in satisfaction of Awards under the Plan.

        b.    Type of Shares.    Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

        c.    Section 162(m) Limits.    The maximum number of shares of Stock for which Stock Options may be granted to any person per annum shall be 600,000. The maximum number of shares of Stock subject to SARs granted to any person per annum shall be 600,000. For purposes of the preceding two sentences, the repricing of a Stock Option or SAR shall be treated as a new grant to the extent required under Section 162(m). The aggregate maximum number of shares of Stock delivered to any person per annum pursuant to Awards that are not Stock Options or SARs shall also be 600,000. However, Stock Options and SARs that are granted with an exercise price that is less than the fair market value of the underlying shares on the date of the grant will also be subject to the limits imposed by the preceding sentence. Subject to these limitations, each person eligible to participate in the Plan shall be eligible in any year to receive Awards covering up to the full number of shares of Stock then available for Awards under the Plan. No more than $2,000,000 may be paid to any individual with respect to any Cash Performance Award. In applying the limitation of the preceding sentence: (A) multiple Cash Performance

A-1

Awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one $2,000,000 limit, and (B) multiple Cash Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to a separate limit of $2,000,000.

5.     ELIGIBILITY AND PARTICIPATION

        The Administrator will select Participants from among those key Employees, directors and individuals or entities (other than Employees or directors) providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to Employees of the Company or of a "parent corporation" or "subsidiary corporation" of the Company as those terms are defined in Section 424 of the Code.

6.     RULES APPLICABLE TO AWARDS

        a.    ALL AWARDS

(1)    Award Provisions.    The Administrator will determine the terms of all Awards, subject to the limitations provided herein.

(2)    Transferability Of Awards.    Neither ISOs nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Awards requiring exercise) may be exercised only the Participant.

(3)    Vesting, Etc.    The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, immediately upon the cessation of the Participant's Employment, an Award requiring exercise will cease to be exercisable and will terminate, and all other Awards to the extent not already vested will be forfeited, except that:

(A)  subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant's permitted transferee, if any, immediately prior to the cessation of the Participant's Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of 30 days or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6.a.(3), and will thereupon terminate;

A-2

(B)  all Stock Options and SARs held by a Participant or the Participant's permitted transferee, if any, immediately prior to the Participant's death, to the extent then exercisable, will remain exercisable for the lesser of (i) the period ending 90 days after the Participant's death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6.a.(3), and will thereupon terminate; and

(C)  all Stock Options and SARs held by a Participant or the Participant's permitted transferee, if any, immediately prior to the cessation of the Participant's Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

        (4)    Taxes.    The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

        (5)    Dividend Equivalents, Etc.    The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

        (6)    Rights Limited.    Nothing in the Plan shall be construed as giving any person the right to continued Employment or service with the Company or its Affiliates, or any rights as a stockholder, except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

        (7)    Section 162(m).    This Section 6.a.(7) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR with an exercise price at least equal to the fair market value of the underlying Stock on the date of grant. In the case of any Performance Award to which this Section 6.a.(7) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). The Performance Criteria so established shall serve as a condition to the grant, vesting or payment of the Performance Award, as determined by the Administrator. Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the Performance Criteria have been attained and such determination will be final and conclusive. If the Performance Criteria with respect to the Award are not attained, no other Award will be provided in substitution of the Performance Award. No Performance Award to which this Section 6.a.(7) applies may be granted after the first meeting of the stockholders of the Company held in 2008 until the Performance Criteria (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

A-3

b.    AWARDS REQUIRING EXERCISE

        (1)    Time And Manner Of Exercise.    Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a written notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award; and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2)    Exercise Price.    The Administrator will determine the exercise price, if any, of each Award requiring exercise. Unless the Administrator determines otherwise, the exercise price of an Award requiring exercise will not be less than the fair market value of the Stock subject to the Award, determined as of the date of grant. An ISO granted to an Employee described in Section 422(b)(6) of the Code will have an exercise price equal to 110% of such fair market value.

(3)    Payment Of Exercise Price.    Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) through a broker-assisted exercise program acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment; and (b) where shares of Stock issued under an Award are part of an original issue of shares, the Award will require that at least so much of the exercise price as equals the par value of such shares be paid other than by delivery of a promissory note or its equivalent. The delivery of shares in payment of the exercise price under clause (a)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

        (4)    ISOs.    No ISO may be granted under the Plan after September 15, 2007, but ISOs previously granted may extend beyond that date.

c.    AWARDS NOT REQUIRING EXERCISE

         Awards of Restricted Stock and Unrestricted Stock may be made in return for either (i) services determined by the Administrator to have a value not less than the par value of the awarded shares of Stock, or (ii) cash or other property having a value not less than the par value of the awarded shares of Stock plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.

A-4

7.     EFFECT OF CERTAIN TRANSACTIONS

        a.    MERGERS, ETC.

In the event of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of a majority of the Company's then outstanding voting common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company (any of the foregoing, a "covered transaction"), all outstanding Awards requiring exercise will cease to be exercisable, and all other Awards to the extent not fully vested (including Awards subject to performance conditions not yet satisfied or determined) will be forfeited, as of the effective time of the covered transaction; provided, however, that immediately prior to the consummation of such covered transaction the vesting or exercisability of Awards shall be accelerated unless, in the case of any Award, the Administrator provides for one or more substitute or replacement awards from, or the assumption of the existing Award by, the acquiring entity (if any) or its affiliates.

The Administrator may provide in the case of any Award that the provisions of the preceding paragraph shall also apply to (i) mergers or consolidations involving the Company that do not constitute a covered transaction, or (ii) other transactions, not constituting a covered transaction, that involve the acquisition of the Company's outstanding Stock.

        b.    CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

 (1)    Basic Adjustment Provisions.    In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4.a. and to the maximum share limits described in Section 4.c., and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2)    Certain Other Adjustments.    To the extent consistent with qualification of ISOs under Section 422 of the Code and with the performance-based compensation rules of Section 162(m), where applicable, the Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to stockholders other than those provided for in Section 7.a. and 7.b.(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder.

(3)    Continuing Application of Plan Terms.    References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.     CONDITIONS ON DELIVERY OF STOCK

        The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: the Company's counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

A-5

9.     AMENDMENT AND TERMINATION

        Subject to the last sentence of Section 3, the Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; provided, that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Section 422 of the Code and for Awards to be eligible for the performance-based exception under Section 162(m).

10.   NON-LIMITATION OF THE COMPANY'S RIGHTS

        The existence of the Plan or the grant of any Award shall not in any way affect the Company's right to award a person bonuses or other compensation in addition to Awards under the Plan.

11.   GOVERNING LAW

        The Plan shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

A-6

EXHIBIT A

Definition of Terms

        The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

        "Administrator": The Board or, if one or more has been appointed, the Committee. The Administrator may delegate ministerial tasks to such persons as it deems appropriate.

        "Affiliate": Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

        "Award": Any or a combination of the following:

          (i)  Options ("Stock Options") entitling the recipient to acquire shares of Stock upon payment of the exercise price. Each Stock Option awarded under the Plan will be deemed to have been designated as a non-ISO, unless the Administrator expressly provides for ISO treatment.

         (ii)  Rights ("SARs") entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

        (iii)  Stock subject to restrictions ("Restricted Stock") under the Plan requiring that such Stock be redelivered to the Company if specified conditions are not satisfied. The conditions to be satisfied in connection with any Award of Restricted Stock, the terms on which such Stock must be redelivered to the Company, the purchase price of such Stock, and all other terms shall be determined by the Administrator.

        (iv)  Stock not subject to any restrictions under the Plan ("Unrestricted Stock").

         (v)  A promise to deliver Stock or other securities in the future on such terms and conditions as the Administrator determines.

        (vi)  Securities (other than Stock Options) that are convertible into or exchangeable for Stock on such terms and conditions as the Administrator determines.

       (vii)  Cash bonuses tied to Performance Criteria as described below ("Cash Performance Awards").

      (viii)  Performance Awards

        (ix)  Grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant. The terms of any such grant or loan shall be determined by the Administrator.

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        "Board": The Board of Directors of the Company.

        "Code": The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

        "Committee": A committee of the Board comprised solely of two or more outside directors within the meaning of Section 162(m). The Committee may delegate ministerial tasks to such persons (including Employees) as it deems appropriate.

        "Company": Precision Optics Corporation, Inc.

        "Employee": Any person who is employed by the Company or an Affiliate.

        "Employment": A Participant's employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant's employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant's Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

        "ISO": A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

        "Participant": An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

        "Performance Award": An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

        "Performance Criteria": Specified criteria, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; gross margin; inventory level or turns; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; or other objective operating contributions; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; or other transactions that involve a change in the equity ownership of the Company. A Performance Criterion measure and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

        "Plan": Precision Optics Corporation, Inc. 1997 Incentive Plan as from time to time amended and in effect.

        "Section 162(m)": Section 162(m) of the Code.

        "Stock": Common stock of the Company, par value $.01 per share.

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